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                                                                EXHIBIT 99.e(iv)

                              AMENDMENT NUMBER 2 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended by Amendment Number 1 to Principal Underwriting Agreement dated December 31, 1997 (the "Agreement"), The Hartford Growth and Income Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford Growth and Income Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 1998.

                                HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

                                By: /s/ Peter W. Cummins
                                   ---------------------------------------
                                      Peter W. Cummins
                                      Senior Vice President


                                THE HARTFORD MUTUAL FUNDS, INC.
                                on behalf of:

                                The Hartford Growth and Income Fund

                                By: /s/ Joseph H. Gareau
                                   ---------------------------------------
                                      Joseph H. Gareau
                                      President